As filed with the Securities and Exchange Commission on June 6, 1995
                                                   Registration No. 33-
______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ________________

                                     FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ILLINOIS TOOL WORKS INC.
             (Exact name of registrant as specified in its charter)
                                 _______________
     Delaware                        308                       36-1258310
(State or other jurisdiction  (Primary Standard           (I.R.S. Employer
    of incorporation or       Industrial Classi-         Identification No.)
       organization)           fication Code)

                            3600 West Lake Avenue
                          Glenview, Illinois  60025
                               (708) 724-7500
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ________________
                                Stewart S. Hudnut
               Senior Vice President, General Counsel and Secretary
                                3600 West Lake Avenue
                              Glenview, Illinois  60025
                                    (708) 724-7500
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box.                     __
                                                                        |  |
                                                                        |__|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.                    __
                                                                        |X |
                                                                        |  |
                                                                         --
                                 _______________

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________
                    |            |              |Proposed    |        |
                    |            |Proposed      |maximum     |Amount  |
Title of each class |            |maximum       |aggregate   |of reg- |
of securities to be |Amount to be|offering price|offering    |istra-  |
registered          |registered  |per share(1)  |price(1)    |tion fee|
                    |            |              |            |        |
Common Stock,       | 10,000,000 |   $49.5625   |$495,625,000|$170,905|
 without par value  |            |              |            |        |
- -----------------------------------------------------------------------
(1) The amounts are estimates made solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and are based on the Tool Works Inc. as reported by The Wall Street Journal as New York Stock Exchange - Composite Transactions for June 1, 1995.
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
        Pursuant to Rule 429, the Prospectus used in connection with this Registration Statement also relates to shares registered on Form S-4 Registration Statement No. 33-22403.

ILLINOIS TOOL WORKS INC.

     Cross-Reference Sheet showing the location in the Prospectus of informa-tion required to be included in the Prospectus pursuant to Item 501(b) of Regulation S-K.


         Item Number and Caption                    Location in Prospectus
         -----------------------                    ----------------------
A.  Information about the Transaction

    1.  Forepart of Registration State-          Facing page of Form S-4; this
        ment and Outside Front Cover Page        cross-reference sheet; Outside
        of Prospectus                            Front Cover Page of Prospectus


    2.  Inside Front and Outside Back            "Available Information";
        Cover Pages of Prospectus                "Information Concerning ITW"


    3.  Risk Factors, Ratio of Earnings          Outside Front Cover Page of
        to Fixed Charges and Other Infor-        Prospectus
        mation


    4.  Terms of the Transaction                 Outside Front Cover Page of
                                                 Prospectus; "Securities
                                                 Covered by this Prospectus";
                                                 "Information Concerning ITW"

    5.  Pro Forma Financial Information                       *


    6.  Material Contacts With the                            *
        Company Being Acquired

    7.  Additional Information Required                       *
        for Reoffering by Persons and
        Parties Deemed To Be Underwriters

    8.  Interests of Named Experts and
        Counsel                                  "Experts"; "Legal Matters"

    9.  Disclosure of Commission Position                     *
        on Indemnification for Securities
        Act Liabilities

B.  Information about the Registrant


    10.  Information With Respect to S-3         "Information Concerning ITW"
         Registrants "Information
         Concerning ITW"

    11.  Incorporation of Certain                "Information Concerning ITW -
         Information by Reference                Information Incorporated by
                                                 Reference"

   12.   Information With Respect to S-2                      *
         or S-3 Registrants


   13.   Incorporation of Certain                             *
         Information by Reference

   14.   Information With Respect to                          *
         Registrants Other Than S-2 or S-3


C. Information about the Company Being Acquired

   15.   Information With Respect to S-3                      *
         Companies

   16.   Information With Respect to S-2                      *

   17.   Information With Respect to                          *
         Companies Other Than S-2 or
         S-3 Companies

D. Voting and Management Information

   18.  Information if Proxies,                               *
        Consents or Authorizations
        Are to Be Solicited

  19.   Information if Proxies,                               *
        Consents or Authorizations
        Are Not To Be Solicited in
        an Exchange Offer


___________________________________

* Information in repsonse to this Item is not included in the Prospectus since the Item is inapplicable or the answer thereto is in the negative.

                 Subject to completion dated June 6, 1995

PROSPECTUS


                              10,900,228 Shares
                           ILLINOIS TOOL WORKS INC.

                                COMMON STOCK
                                No Par Value
                           _______________________
              This Prospectus relates to the offer and sale from time to time by Illinois Tool Works Inc., a Delaware corporation
         ("ITW" or the "Company"), of 10,900,228 shares of its Common Stock, no par value (the "Common Stock"), in exchange for shares of capital stock of other companies, or in exchange for assets used in or related to the business of such companies. See "Securities Covered by This Prospectus."

              This Prospectus also has been prepared for use, with ITW's prior written consent, by persons who have received or will receive shares of Common Stock in connection with acquisitions and who wish to offer and sell such shares under circumstances requiring or making desirable its use. See "Securities
         Covered by This Prospectus."

              The Common Stock is listed and traded on the New York Stock and Chicago Stock Exchanges under the symbol "ITW."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
           THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION NOR HAS THE SECURITIES
                  AND EXCHANGE COMMISSION OR ANY STATE
                   SECURITIES COMMISSION PASSED UPON
                   THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A
                         CRIMINAL OFFENSE.

                    ___________________________


            The date of this Prospectus is June  , 1995.

SIDE:  [Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time ther registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

     No individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If given or made, such information or representations must not be relied upon as having been authorized by ITW. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy, the shares of Common Stock offered hereby, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth or incorporated by reference in this Prospectus or any Prospectus Supplement or in the affairs of ITW since such date.


                      AVAILABLE INFORMATION

     ITW is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by ITW can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the
Commission: 14th Floor, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information also can be inspected at the offices of the exchanges on which ITW's Common Stock is listed, The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

     ITW has filed with the Commission a registration statement on Form S-4 (together with all amendments, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit or schedule to the Registration Statement, reference is made to the exhibit or schedule, as applicable, for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to ITW and the shares of Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be examined or copied at the locations described above.

             SECURITIES COVERED BY THIS PROSPECTUS

     The shares of Common Stock covered by this Prospectus are available for use in future acquisitions of other businesses or properties, which may be similar or dissimilar to ITW's present activities. The consideration offered by ITW in such acquisitions, in addition to the shares of Common Stock offered hereby, may include cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by ITW of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between ITW and the owners of the business or properties to be acquired, with ITW taking into account the quality of management, the past and potential earning power and growth of the business or properties to be acquired, and other relevant factors, and it is anticipated that shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

     With the consent of ITW, this Prospectus may also be used by persons who have received or will receive from ITW shares of Common Stock covered by this Prospectus or by prospectuses under other registration statements in connection with acquisitions and who may wish to sell such stock under circumstances requiring or making desirable its use. ITW's consent to such use may be conditioned upon such persons' agreeing not to offer more than a specified number of shares following amendments to this Prospectus, which ITW may agree to use its best efforts to prepare and file at certain intervals. ITW may require that any such offering be effected in an organized manner through securities dealers. Sales by means of this Prospectus may be made privately from time to time at prices to be individually negotiated with the purchasers or publicly through transactions on the New York or Chicago Stock Exchanges (which may involve crosses and block transactions) or in the over-the-counter market, at prices reasonably related to market prices at the time of sale or at negotiated prices. Broker-dealers participating in such transactions may act as agent or as principal and, when acting as agent, may receive commissions from the purchasers as well as from the sellers (if also acting as agent for the purchasers). ITW may indemnify any broker-dealer participating in transactions against certain liabilities, including liabilities under the Securities Act. Profits, commissions and discounts on sales by persons who may be deemed to be underwriters within the meaning of the Securities Act may be deemed underwriting compensation under that Act.

     Stockholders may also offer shares of stock issued in past and future acquisitions by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 145(d) under the Securities Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

                  INFORMATION CONCERNING ITW

Business of ITW

     ITW, a Delaware corporation, manufactures and markets a variety of products and systems that provide specific, problem-solving solutions for a diverse customer base worldwide. ITW has more than 260 operations in 33 countries. ITW's business units are divided into two segments: Engineered Components, and Industrial Systems and Consumables. Products in ITW's Engineered Components segment include short lead-time plastic and metal components, fasteners and assemblies; industrial fluids and adhesives; and
fastening tools and welding equipment.   Industrial Systems and
Consumables' products include longer lead-time systems and related consumables for consumer and industrial packaging; industrial spray coating equipment and systems and quality assurance applications equipment and systems.

     The principal executive offices of ITW are located at 3600 West Lake Avenue, Glenview, Illinois 60025, and its telephone number is (708) 724-7500.

Information Incorporated by Reference

     ITW's Annual Report on Form 10-K for the year ended December 31,
1994, and Quarterly Report on Form 10-Q for the period ended March 31, 1995, previously filed with the Commission, are incorporated by reference in this Prospectus.

     All documents filed by ITW pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Stewart S. Hudnut, Senior Vice
President, General Counsel and Secretary, Illinois Tool Works
Inc., 3600 West Lake Avenue, Glenview, Illinois 60025, at (708)
724-7500.

                     DESCRIPTION OF CAPITAL STOCK

General

     The authorized capital stock of ITW consists of 150,000,000 shares of Common Stock, no par value, and 300,000 shares of Preferred Stock, no par value. As of March 31, 1995, there were 114,113,070 shares of Common Stock issued and outstanding. No Preferred Stock is issued or outstanding.

Common Stock

     Holders of Common Stock are entitled to one vote for each share held of record, in person or by proxy, at all meetings of the stockholders and on all propositions presented to such meetings (other than the election of any directors who may be elected by vote of the Preferred Stock voting as a class). The Common Stock does not entitle holders to cumulative voting rights in the election of directors. Holders of Common Stock do not have preemptive rights.

     All outstanding shares of Common Stock are fully paid and nonassessable. Dividends may be paid on the Common Stock when and if declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution, or winding up of the affairs of ITW, its assets remaining, after provision for payment of creditors and holders of Preferred Stock, are distributable pro rata among holders of its Common Stock.

     The Common Stock is listed and traded on the New York and Chicago Stock Exchanges. The transfer agent and registrar of the Common
Stock is Harris Trust and Savings Bank, Chicago, Illinois.

Preferred Stock

     ITW's Preferred Stock is issuable in series. The Preferred Stock is senior to the Common Stock, both as to payment of dividends and distribution of assets. The designation, preferences and rights of each series may be established by the Board of Directors, including voting rights, dividends, redemption features, payments on liquidation and sinking fund provisions, if any. The Preferred Stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to finance acquisitions. The Preferred
Stock also could be issued to persons friendly to current management with terms that could render more difficult or discourage attempts to gain control of ITW by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of current management. The Preferred Stock also could be used to dilute the stock ownership of persons seeking to obtain control of ITW.

Special Charter and By-Law Provisions

     ITW's Restated Certificate of Incorporation, as amended, and its By-Laws contain provisions which could render more difficult a merger, tender offer, proxy or contest attempt to gain control of Board of Directors, or which could the dilute the voting control of a holder of a large block of stock.

     The Restated Certificate of Incorporation, as amended, provides that an affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock entitled to vote for directors is required to approve mergers or consolidations between ITW (or its subsidiaries) and a Substantial Stockholder, transfers of a substantial amount of assets or stock from ITW to a Substantial Stockholder or vice versa, adoption of a Substantial Stockholder's proposal to dissolve ITW, or any transaction relating to ITW's stock which results in a Substantial Stockholder's proportionate share being increased. The Restated Certificate of Incorporation, as amended, also requires the approval of the foregoing transactions by the holders of at least a majority of the outstanding shares of capital stock entitled to vote for directors, excluding those shares owned by a Substantial Stockholder. The special voting requirements do not apply to (i) transactions approved by not less than two-thirds of ITW's Board of Directors,
(ii) transactions approved by the Board of Directors prior to such time as the Substantial Stockholder became a Substantial Stockholder, (iii) transactions between ITW and its majority-owned subsidiaries, or (iv) transactions in which a minimum price is received by ITW stockholders. A Substantial Stockholder is defined in the Restated Certificate of Incorporation, as amended, as a beneficial owner of more than 10% of the capital stock of ITW entitled to vote for directors, excluding shares owned on March 2, 1984.

     The Restated Certificate of Incorporation, as amended, also prohibits stockholder action by written consent, permits only the Board of Directors to fill vacancies on the Board, whether created by an increase in the number of directors or otherwise, and requires that the holders of two-thirds of the voting power of ITW, and if there is a Substantial Stockholder, the holders of a majority of the voting power (other than that of the Substantial Stockholder), approve any amendment to, or repeal of, any of the foregoing provisions.

                             EXPERTS

     The audited financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts in giving said reports.

                          LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered pursuant to this Prospectus will be passed upon for ITW by Stewart S. Hudnut, Senior Vice President, General Counsel and Secretary of ITW. Mr. Hudnut owns 400 shares of ITW Common Stock and holds options to acquire an additional 20,000 shares of Common Stock.

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that the Company may, and in some circumstances must, indemnify the directors and officers of the Company against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. Substantially similar provisions that require such indemnification are contained in Article V of the Company's By-Laws. Article
Thirteenth of the Company's Restated Certificate of
Incorporation, as amended, also contains provisions limiting the liability of the Company's directors in certain instances. In addition, the Company has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Item 21.  Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this Registration Statement:

     Exhibit
     -------
     Number          Description of Exhibit
     ------          ----------------------

     3(i) Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 4(a) to the Company's Registration State-ment on Form S-8 (Registration Statement No. 33-53517) filed with the Securities Exchange Commis- sion on May 6, 1994 and incorporated herein by reference.

     3(ii) By-Laws of Illinois Tool Works Inc., as amended, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (Commission File No. 1-4797) and incorporate
     5               herein by reference. Opinion of Stewart
                     S. Hudnut, Senior Vice President, General
                     Counsel and Secretary of the Company
                     regarding the validity of the shares of
                     Common Stock being registered.

     23.1            Consent of Arthur Andersen LLP.

     23.2            Consent of Stewart S. Hudnut (included in Exhibit 5).

     24 Powers of Attorney of directors and certain officers of the Company are included on the signature page.

Item 22.  Undertakings


     The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (e) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (f) Every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule
415, will be filed as a part of an amendment to the Registration
Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    (g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.


    (h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on June 6, 1995.


                                    ILLINOIS TOOL WORKS INC.

                                    By:/s/ Stewart S. Hudnut
                                       _________________________________
                                       Title:  Stewart S. Hudnut, Senior
                                               Vice President, General
                                               Counsel and Secretary


                              POWER OF ATTORNEY

     The undersigned officers and directors of Illinois Tool Works Inc. hereby severally constitute John D. Nichols, Harold B.
Smith, Stewart S. Hudnut and each of them singly our true and lawful attorneys with full power to them and each of them singly, to sign for us, in our names in the capacities indicated below, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Illinois Tool Works Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, or any one of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June , 1995.

Signature                              Title
- ---------                              -----

/s/ John D. Nichols                    Chairman and Chief Executive
_________________________________      Officer; Director
John D. Nichols

                                       President; Director
_________________________________
W. James Farrell

/s/ Michael W. Gregg                   Senior Vice President and Controller,
_________________________________      Accounting (Principal Accounting and
Michael W. Gregg                       Financial Officer)

/s/ Julius W. Becton, Jr.              Director
_________________________________
Julius W. Becton, Jr.

/s/ Silas S. Cathcart                  Director
_________________________________
Silas S. Cathcart

/s/ Susan Crown                        Director
_________________________________
Susan Crown

/s/ Richard Crowther                   Director
_________________________________
H. Richard Crowther

/s/ Richard M. Jones                   Director
_________________________________
Richard M. Jones

/s/ George D. Kennedy                  Director
_________________________________
George D. Kennedy

/s/ Richard H. Leet                    Director
_________________________________
Richard H. Leet

/s/ Robert C. McCormack                Director
_________________________________
Robert C. McCormack

/s/ Phillip B. Rooney                  Director
_________________________________
Phillip B. Rooney

/s/ Harold B. Smith                    Director
_________________________________
Harold B. Smith Director

/s/ Ormand J. Wade                     Director
_________________________________
Ormand J. Wade

/s/ Calvin A. H. Waller                Director
_________________________________
Calvin A. H. Waller

     Exhibit
     -------
     Number          Description of Exhibit
     ------          ----------------------

     3(i) Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 4(a) to the Company's Registration State-ment on Form S-8 (Registration Statement No. 33-53517) filed with the Securities Exchange Commis- sion on May 6, 1994 and incorporated herein by reference.

     3(ii) By-Laws of Illinois Tool Works Inc., as amended, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (Commission File No. 1-4797) and incorporate herein by reference.

     5               Opinion of Stewart S. Hudnut,
                     Senior Vice President, General
                     Counsel and Secretary of the Company
                     regarding the validity of the shares of
                     Common Stock being registered.

     23.1            Consent of Arthur Andersen LLP.

     23.2            Consent of Stewart S. Hudnut (included in Exhibit 5).

     24 Powers of Attorney of directors and certain officers of the Company are included on the signature page.